EXHIBIT T3G-2

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

 [ ] CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


  A U.S. NATIONAL BANKING ASSOCIATION                          41-1592157
   (Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                  Identification No.)



   SIXTH STREET AND MARQUETTE AVENUE
        MINNEAPOLIS, MINNESOTA                                      55479
(Address of principal executive offices)                          (Zip code)


                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
            (Name, address and telephone number of agent for service)

                          -----------------------------

                        ARMSTRONG WORLD INDUSTRIES, INC.
               (Exact name of obligor as specified in its charter)

         PENNSYLVANIA                                          23-0366390
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

           2500 COLUMBIA AVENUE
         LANCASTER, PENNSYLVANIA                                 17603
(Address of principal executive offices)                       (Zip code)



                          -----------------------------
                       FLOATING RATE SENIOR NOTES DUE 2008
                       (Title of the indenture securities)

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
Item 1. General Information. Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                      Comptroller of the Currency Treasury Department Washington, D.C.

                      Federal Deposit Insurance Corporation Washington, D.C.

                      The Board of Governors of the Federal Reserve System Washington, D.C.

           (b) Whether it is authorized to exercise corporate trust powers.

                      The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

           None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.     Not applicable.

Item 16.  List of Exhibits.    List below all exhibits filed as a part of this
                               Statement of Eligibility.
                               Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

           Exhibit 1.            a.         A copy of the Articles of
                                            Association of the trustee now in
                                            effect.**

           Exhibit 2.            a.         A copy of the certificate of
                                            authority of the trustee to commence
                                            business issued June 28, 1872, by
                                            the Comptroller of the Currency to
                                            The Northwestern National Bank of
                                            Minneapolis.*

                                 b.         A copy of the certificate of the
                                            Comptroller of the Currency dated
                                            January 2, 1934, approving the
                                            consolidation of The Northwestern
                                            National Bank of Minneapolis and The
                                            Minnesota Loan and Trust Company of
                                            Minneapolis, with the surviving
                                            entity being titled Northwestern
                                            National Bank and Trust Company of
                                            Minneapolis.*

                                 c.         A copy of the certificate of the
                                            Acting Comptroller of the Currency
                                            dated January 12, 1943, as to change
                                            of corporate title of Northwestern
                                            National Bank and Trust Company of
                                            Minneapolis to Northwestern National
                                            Bank of Minneapolis.*

                                 d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of

                                            Minneapolis to Norwest Bank
                                            Minneapolis, National Association.*

                                 e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National
                                            Association with various other banks
                                            under the title of "Norwest Bank
                                            Minnesota, National Association."*

                                 f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota,
                                            National Association."***

           Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

           Exhibit 4. Copy of By-laws of the trustee as now in effect.**

           Exhibit 5.            Not applicable.

           Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

           Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           Exhibit 8.            Not applicable.

           Exhibit 9.            Not applicable.




* Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

*** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 2nd day of June 2003.






                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION


                                   /s/ Jane Y. Schweiger
                                   ------------------------------------
                                   Jane Y. Schweiger
                                   Vice President

                                    EXHIBIT 6


June 2, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                   Very truly yours,

                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION


                                   /s/ Jane Y. Schweiger
                                   ------------------------------------
                                   Jane Y. Schweiger
                                   Vice President

                                    EXHIBIT 7


                                                                      FFIEC 031
WELLS FARGO BANK MINNESOTA, N.A.                                      RC-1
---------------------------------------------------------
Legal Title of Bank

MINNEAPOLIS
---------------------------------------------------------           ----------
City                                                                    12
                                                                    ----------
MN                                    55479
------------------------------------- -------------------
State                                 Zip Code

Transmitted to InterCept on 04/30/2003.  Confirmation Number - 0005056

FDIC Certificate Number - 05208


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                            Dollar Amounts in Thousands  RCFD Bil | Mil | Thou
-------------------------------------------------------------------------------------------------------- ---- ---------------- ----
ASSETS
-------------------------------------------------------------------------------------------------------- ---- ---------------- ----
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
---- --------------------------------------------------------- ----------------------------------------- ---- ---------------- ----
     a.  Noninterest-bearing balances and currency and coin (1)                                          0081       1,808,024  1.a
---- -------------------------------- ------------------------------------------------------------------ ---- ---------------- ----
     b.  Interest-bearing balances (2)                                                                   0071          61,952  1.b
---- --------------------------------------------------------------------------------------------------- ---- ---------------- ----
 2.  Securities:
---- ---------------------------------------------------------------- ---------------------------------- ---- ---------------- ----
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                                      1754               0  2.a
---- ---------------------------------------------------------------- ---------------------------------- ---- ---------------- ----
     b.  Available-for-sale securities (from Schedule RC-B, column D)                                    1773       1,894,615  2.b
---- --------------------------------------------------------------------------------------------------- ---- ---------------- ----
 3.  Federal funds sold and securities purchased under agreements to resell:                             RCON
---- ---------------------------------------- ---------------------------------------------------------- ---- ---------------- ----
     a.  Federal funds sold in domestic offices                                                          B987       4,420,010  3.a
---- --------------------------------------------------------------------------------------------------- ---- ---------------- ----
                                                                                                         RCFD
---- ------------------------------------------------------ -------------------------------------------- ---- ---------------- ----
     b.  Securities purchased under agreements to resell (3)                                             B989          66,300  3.b
---- --------------------------------------------------------------------------------------------------- ---- ---------------- ----
 4.  Loans and lease financing receivables (from Schedule RC-C):
---- --------------------------------- ----------------------------------------------------------------- ---- ---------------- ----
     a.  Loans and leases held for sale                                                                  5369      21,749,977  4.a
---- --------------------------------------------- --------------------------- ------- ----------------- ---- ---------------- ----
     b.  Loans and leases, net of unearned income                              B528          18,479,391                        4.b
---- --------------------------------------------- --------------------------- ------- ----------------- ---- ---------------- ----
     c.  LESS:  Allowance for loan and lease losses                            3123             283,003                        4.c
---- -------------------------------------------------------------------------------- ------------------ ---- ---------------- ----
     d.  Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                     B529      18,196,388  4.d
---- ------------------------------------- ------------------------------------------------------------- ---- ---------------- ----
 5.  Trading assets (from Schedule RC-D)                                                                 3545          53,262  5
---- ------------------------------------------------------ -------------------------------------------- ---- ---------------- ----
 6.  Premises and fixed assets (including capitalized leases)                                            2145         155,743  6
---- ----------------------------------------------- --------------------------------------------------- ---- ---------------- ----
 7.  Other real estate owned (from Schedule RC-M)                                                        2150           5,728  7
---- -------------------------------------------------------------------------------------------- ------ ---- ---------------- ----
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)            2130               0  8
---- ----------------------------------------------------------- --------------------------------------- ---- ---------------- ----
 9.  Customers' liability to this bank on acceptances outstanding                                        2155           6,322  9
---- --------------------------------------------------------------------------------------------------- ---- ---------------- ----
10.  Intangible assets:
---- ------------- ------------------------------------------------------------------------------------- ---- ---------------- ----
     a.  Goodwill                                                                                        3163         291,457  10.a
---- ------------------------------------------------- ------------------------------------------------- ---- ---------------- ----
     b.  Other intangible assets (from Schedule RC-M)                                                    0426           7,166  10.b
---- ----------------------------------- --------------------------------------------------------------- ---- ---------------- ----
11.  Other assets (from Schedule RC-F)                                                                   2160       1,387,956  11
---- ---------------------------------------- ---------------------------------------------------------- ---- ---------------- ----
12.  Total assets (sum of items 1 through 11)                                                            2170      50,104,900  12
---- ---------------------------------------- ---------------------------------------------------------- ---- ---------------- ----


-----------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

WELLS FARGO BANK MINNESOTA, N.A.                                      FFIEC 031
-------------------------------------------                           RC-2

Legal Title of Bank

Transmitted to InterCept on 04/30/2003.  Confirmation Number - 0005056

                                                                       --------
FDIC Certificate Number - 05208                                           13
                                                                       --------



SCHEDULE RC - CONTINUED
                                                                            Dollar Amounts in Thousands    Bil | Mil | Thou
----------------------------------------------------------------------------------------------------- ---- ---------------- ------
LIABILITIES
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
13.  Deposits:
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,                    RCON
---- --------- -------------------------------------------------------------------------------------- ---- ---------------- ------
         part I)                                                                                      2200      32,835,865  13.a
---- --- ---------------------------- ---------------------------------------- ------- -------------- ---- ---------------- ------
         (1) Noninterest-bearing (1)                                           6631       20,287,304                        13.a.1
---- --- ------------------- ------------------------------------------------- ------- -------------- ---- ---------------- ------
         (2) Interest-bearing                                                  6636       12,548,561                        13.a.2
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN
---- --------------------------------- -------------------------------------------------------------- ---- ---------------- ------
         (from Schedule RC-E, part II)                                                                2200       4,728,569  13.b
---- --------------------------------- -------------------------------------------------------------- ---- ---------------- ------
         (1) Noninterest-bearing                                               6631              803                        13.b.1
                                  -------------------------------------------- ------- --------------
         (2) Interest-bearing                                                  6636        4,727,766                        13.b.2
                             ------------------------------------------------- ------- -------------- ----
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
14.  Federal funds purchased and securities sold under agreements to repurchase:                      RCON
---- --------------------------------------------------- -------------------------------------------- ---- ---------------- ------
     (a)  Federal funds purchased in domestic offices (2)                                             B993       2,034,891  14.a
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
                                                                                                      RCFD
---- ------------------------------------------------------ ----------------------------------------- ---- ---------------- ------
     (b)  Securities sold under agreements to repurchase (3)                                          B995         323,318  14.b
---- ------------------------------------------ ----------------------------------------------------- ---- ---------------- ------
15.  Trading liabilities (from Schedule RC-D)                                                         3548          49,169  15
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
16.  Other borrowed money (includes mortgage indebtedness and obligations
---- ----------------------------------------------- ------------------------------------------------ ---- ---------------- ------
     under capitalized leases) (from Schedule RC-M)                                                   3190       5,526,099  16
---- ------------------------------------------------------------------------------------------------ ---- ---------------- ------
17.  Not applicable
---- --------------------------------------------------------- -------------------------------------- ---- ---------------- ------
18.  Bank's liability on acceptances executed and outstanding                                         2920           6,322  18
---- --------------------------------------- -------------------------------------------------------- ---- ---------------- ------
19.  Subordinated notes and debentures (4)                                                            3200               0  19
---- --------------------------------------- -------------------------------------------------------- ---- ---------------- ------
20.  Other liabilities (from Schedule RC-G)                                                           2930         918,916  20
---- --------------------------------------------- -------------------------------------------------- ---- ---------------- ------
21.  Total liabilities (sum of items 13 through 20)                                                   2948      46,423,149  21
---- --------------------------------------------- -------------------------------------------------- ---- ---------------- ------
22.  Minority interest in consolidated subsidiaries                                                   3000               0  22
----------------------------------------------------------------------------------------------------- ---- ---------------- ------
EQUITY CAPITAL
----------------------------------------------------------------------------------------------------- ---- ---------------- ------
23.  Perpetual preferred stock and related surplus                                                    3838               0  23
---- ---------------- ------------------------------------------------------------------------------- ---- ---------------- ------
24.  Common stock                                                                                     3230         100,000  24
---- ------------------------------------------------------ ----------------------------------------- ---- ---------------- ------
25.  Surplus (exclude all surplus related to preferred                                                3839       2,133,596  25
     stock)
---- --------------------- -------------------------------------------------------------------------- ---- ---------------- ------
26.  a.  Retained earnings                                                                            3632       1,397,118  26.a
---- ------------------------------------------------- ---------------------------------------------- ---- ---------------- ------
     b.  Accumulated other comprehensive income (5)                                                   B530          51,037  26.b
---- ------------------------------------- ---------------------------------------------------------- ---- ---------------- ------
27.  Other equity capital components (6)                                                              A130               0  27
---- ------------------------------------------------- ---------------------------------------------- ---- ---------------- ------
28.  Total equity capital (sum of items 23 through 27)                                                3210       3,681,751  28
---- --------------------------------------------------------------------------------- -------------- ---- ---------------- ------
29.  Total liabilities, minority interest, and equity capital (sum of items 21, 22,                   3300      50,104,900  29
     and 28)
---- --------------------------------------------------------------------------------- -------------- ---- ---------------- ------

Memorandum
  TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date              RCFD          NUMBER
     during 2002                                                       ----          ------
                                                                       6724               2     M. 1
     during 2002                                                       ----          ------


1=   Independent audit of the bank                4=   Directors' examination of the bank
     conducted in accordance with                      conducted in accordance with
     generally accepted auditing                       generally accepted auditing
     standards by a certified public                   standards by a certified public
     accounting firm which submits a                   accounting firm (may be required by
     report on the bank                                state chartering authority)

2=   Independent audit of the bank's              5=   Director's examination of the bank
     parent holding company conducted in               performed by other external auditors
     accordance with generally accepted                (may be required by state chartering
     auditing standards by a certified                 authority)
     public accounting firm which submits
     a report on the consolidated holding         6=   Review of the bank's financial
     company (but not on the bank                      statements by external auditors
     separately)
                                                  7=   Compilation of the bank's financial
3=   Attestation on bank management's                  statements by external auditors
     assertion on the effectiveness of
     the bank's internal control over
     financial reporting by a certified           8=   Other audit procedures (excluding
     public accounting firm                            tax preparation work)

                                                  9=   No external audit work



-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.